SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 21, 2006
Date of Report (Date of earliest event reported)

PAYLESS SHOESOURCE, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14770	43-1813160
(Commission File Number)	(IRS Employer Identification No.)

3231 Southeast Sixth Avenue
Topeka, Kansas 66607-2207
(Address of Principal Executive Office) (Zip Code)

(785) 233-5171
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or principal Officers; Election of Directors; Appointment of Principal Officers

Explanatory Note

          On September 25, 2006, Payless ShoeSource, Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.02 (the “Form 8-K”) to report the election of D. Scott Olivet to its Board of Directors.  Because Mr. Olivet was not immediately appointed to serve on any Board committees, disclosure of the Board committees on which he would serve was not included in the filing in accordance with instruction no. 2 to the Instructions to Item 5.02.  This Form 8-K/A1 is filed as an amendment to the Form 8-K.

          On September 25, 2006, Payless ShoeSource, Inc., a Delaware corporation, issued a press release announcing D. Scott Olivet was elected to its Board of Directors, on September 21, 2006 with a term to expire in 2009. At that time, no decisions had been made as to Board committee assignments.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

          On November 9, 2006, the Board of Directors elected Mr. Olivet to the Company’s Audit and Finance Committee.

Exhibits:

99.1	Press Release, dated September 25, 2006 incorporated by reference from Form 8-K dated September 21, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYLESS SHOESOURCE, INC.

Date: November 13, 2006	By:	/s/ Matthew E. Rubel

Matthew E. Rubel
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated September 25, 2006 incorporated by reference from Form 8-K dated September 21, 2006.